UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K /A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 27, 2005

VOICE MOBILITY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-27387

(Commission File Number)

33-0777819

(IRS Employer Identification No.)

100 – 4190 Lougheed Hwy., Burnaby, British Columbia, Canada V5C 6A8

(Address of principal executive offices and Zip Code)

(604) 482-0000

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On June 27, 2005, we closed an interim private placement of 4,100,000 units resulting in gross proceeds of Cdn$4,100,000.

The private placements consisted of the issuance of 4,100,000 units at Cdn$1.00 per unit. Each unit consists of one common share and one-half of one common share purchase warrant. Each whole warrant shall entitle the holder to purchase one additional common share at a price of Cdn$1.10 for a period of three years from the closing of the private placement.

The shares issued in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act of 1933.

Item 7.01. Regulation FD Disclosure

Pursuant to Rule 135c of the Securities Act of 1933, on June 27, 2005, we announced we closed an interim private placement of 4,100,000 units at a purchase price of Cdn$1.00 per unit for aggregate gross proceeds to the Company of Cdn$4,100,000. Each unit consists of one common share in the capital of the Company and one-half of one share purchase warrant. Each whole share purchase warrant will entitle the holder to purchase one common share at the price of Cdn$1.10 per share for a period of three years from the closing of the private placement.

Item 9.01. Financial Statements and Exhibits.

99.1	News Release issued by the Registrant on June 27, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOICE MOBILITY INTERNATIONAL, INC.

/s/ Randy Buchamer

By: Randy Buchamer

Chief Executive Officer

Date: June 2 8 , 2005